EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 12, 2003 (except Notes 21 and 22, as to which the date is March 19, 2004) in the Registration Statement (Form S-4 No. XX-XXXXX) and the related prospectus of MemberWorks Incorporated for the registration of US$150 million of 9 1/4% Senior Notes due 2014.




Toronto, Canada                                /s/ Ernst & Young LLP
May 14, 2004                                       Chartered Accountants